UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 25, 2005


                         CYBER MERCHANTS EXCHANGE, INC.
             (Exact name of registrant as specified in its charter)

CALIFORNIA                         001-15643                   95-4597370
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                 (IRS Employer
 of incorporation) File Number)    File Number)              Identification No.)



4349 Baldwin Avenue, Suite A, El Monte, CA                       91731
--------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:          (626) 636-2530
                                                             --------------
                                       N/A
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     As of August 25, 2005, Cyber Merchants Exchange Inc., a California corporation, (the "Company") entered into an Amended and Restated Securities Purchase Agreement (the "Amended SPA") with KI Equity Partners, LLC ("Keating") and Frank Yuan, Chairman of the Board and Chief Executive Officer of the Company ("Yuan"). The Amended SPA amends and restates a Securities Purchase Agreement (the "Original SPA") the Company entered on November 19, 2004 with Keating Reverse Merger Fund, LLC ("KRM") and Yuan. The Amended SPA provides for the purchase of common stock representing 87.5% of the outstanding shares of the Company by Keating for $415,000 (the "Investment") as part of the reorganization of the Company. The Amended SPA further provides for the full release of KRM from any and all liabilities and obligations under the Original SPA.

     The Board of Directors of the Company approved the reorganization of the Company (the "Reorganization") on November 9, 2004. The Reorganization was approved by the shareholders of the Company on May 16, 2005. The terms of the Reorganization are as follows:

     1. The Company issued a stock bonus to current shareholders of 120,862 shares of the Company's common stock, on a post-Reverse Split basis, effective May 31, 2005 (the "Stock Bonus");

     2. The Company effected a one for eight and one-half (1-for-8.5) reverse stock split of the Company stock (the "Reverse Split") with special treatment to preserve round lot stockholders, effective July 18, 2005;

     3. The Company transferred of all of the assets and liabilities (the "Transfer") to ASAP Show Inc., a wholly owned subsidiary of the Company ("ASAP") effective May 31, 2005 pursuant to a Transfer and Assumption Agreement ("Transfer Agreement");

     4. On or about August 25, 2005, the Company will distribute 8,626,480 shares of common stock of ASAP, representing all of the outstanding shares of ASAP, to the Company's shareholders of record on August 18, 2005 on a pro rata basis (the "Distribution"); and

     5. The sale of 7,104,160 shares of common stock of the Company to KI Equity for $415,000 (the "Investment"). In connection with the closing of the Investment, the current directors and officers of the Company will resign and Kevin Keating will be appointed the sole director and officer of the Company.

The details of the transaction summarized above are as follows:

Securities Purchase Agreement
-----------------------------

     On November 19, 2004 the Company entered into the SPA with Keating Reverse Merger Fund, LLC ("KRM Fund") and Frank Yuan, the current Chairman of the Board and Chief Executive Officer of the Company ("Yuan") providing for the investment by KRM Fund of $425,000 (the "Investment") in the Company in exchange for 7,000,000 shares of the Company's common stock. The SPA was amended and restated effective August 25, 2005 to, among other things, change the Investment to $415,000, change the number of shares to be purchased to 7,104,160, and substitute KI Equity for KRM Fund. The Investment by KI Equity will be used satisfy certain liabilities assumed by ASAP with any remaining funds being used to provide ASAP with working capital to grow its trade show business. The Reorganization will allow the shareholders of the Company to participate in the growth of the trade show business through the spin-off of ASAP, which owns and operates the trade show business (see below). Following the Reorganization and spin off of ASAP, the Company will be majority owned by KI Equity and will seek a business combination with an operating company.

Stock Bonus
-----------

     The Company issued 120,862 shares (on a post-Reverse Split basis) to certain key employees and directors of the Company effective May 31, 2005. The Stock Bonus was not subject to shareholder approval. The individuals receiving the Stock Bonus previously had stock options in the Company which were cancelled as part of the Stock Bonus and Reorganization. In addition, the Company terminated all of its stock option plans, and all outstanding stock options were cancelled. In addition, the employees have not received any significant pay increases in recent years. Directors have never been paid fees for services on the Board. The intent of the issuance of the Stock Bonus was to partially compensate these individuals for their significant contributions to the Company since employees did not receive any significant pay increases in recent years and outside directors were never paid for services on the Board.

Reverse Split
-------------

     After the issuance of the Stock Bonus, the Company had 8,500,000 shares outstanding at May 31, 2005 before the Reverse Split. The Company effected the one-for-eight and one-half share (1-for-8.5) Reverse Split on a record date of July 18, 2005. The Reverse Split allows for special treatment of certain shareholders to preserve round lot (100 shares or more) shareholders, which the Company believes will make it more attractive for a subsequent business combination with an operating company. Under the terms of the Reverse Split, shareholders holding between 100 and 850 shares will receive 100 shares after the Reverse Split. Shareholders holding less than 100 common shares will not be affected by the Reverse Split. No special treatment will be afforded to shareholders holding more than 850 shares; however, they will receive a full common share for any fractional share interest created by the Reverse Split. There are no tax consequences to shareholders as a result of the Reverse Split. Upon giving effect to the Reverse Split, the Company has 1,014,880 shares outstanding as of August 25, 2005.

ASAP Show, Inc.
--------------

     The Company formed ASAP on December 1, 2005. ASAP is a wholly owned subsidiary of the Company and owns all 8,626,480 shares of ASAP's common stock currently outstanding. The officers and directors of ASAP are the same as the officers and directors of the Company.

     Since the Transfer effective May 31, 2005, ASAP has been and will continue to focus on operating the trade show business previously operated by the Company. The Investment contemplated as part of the Reorganization will be used to pay the liabilities of the Company that were assumed by ASAP under the Transfer Agreement. ASAP will continue to operate its trade show twice a year in Las Vegas, four shows in China, and manage Material World Global Pavilion in Miami, FL and New York. As part of the Transfer Agreement, ASAP has assumed a revolving $500,000 line of credit from Frank Yuan and his wife (the "Yuan Line of Credit"). Frank Yuan and his wife consented to the assumption of the Yuan Line of Credit and released the Company from any and all liabilities thereunder. The Yuan Line of Credit has an outstanding balance as of August 18, 2005 of $470,000, bears interest at 8% per annum, and expires in February 2006. With the payment of liabilities with the Investment, the expected cash flow generated from the trade shows and the Yuan Line of Credit, ASAP believes it will have sufficient cash resources to grow its business and meet the liabilities and obligations with respect to its operations through at least December 2005.

     As a further condition of the Investment, the Company and ASAP entered into the Transfer Agreement effective May 31, 2005 whereby all of the assets of the Company were transferred to ASAP and all liabilities, obligations and contracts of the Company (known and unknown, fixed or contingent or otherwise) were assumed by ASAP ("Assumed Liabilities"). In exchange the Company received 8,626,480 shares of ASAP common stock. Any third party consents to the assumption of contracts by ASAP will be obtained prior to closing of the SPA and the Investment. ASAP and Frank Yuan have agreed to indemnify and hold the Company harmless from any loss, costs or damages incurred by the Company with respect to the Assumed Liabilities ("Indemnity Claims"). As a condition of the Investment, the Company must have no liabilities, obligations, debts, contracts or agreements of any kind or nature.

     In order to provide incentive compensation for ASAP's employees and directors, following the Distribution, ASAP will adopt a stock option plan for employees and members of the Board of Directors. There will be 2,000,000 shares of common stock of ASAP available for grant pursuant to such stock option plan. There are no current plans for the issuance of stock options.

Distribution
------------

     On or about August 25, 2005, the Company will distribute the 8,626,480 shares of ASAP to the Company's shareholders of record on August 18, 2005 on a pro-rata basis (see below).

     ASAP will file a Form 10-SB with the Securities and Exchange Commission (the "SEC") to register the shares of ASAP's common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), which will subject ASAP to the reporting requirements of the Exchange Act. The Distribution will be paid to U. S. Stock Transfer Corporation as depository agent for ASAP's shareholders. The ASAP will be held by the depository agent until such time as the Form 10-SB has become effective and all comments from the SEC have been cleared. At that time, the certificates representing ASAP shares will be disbursed by the depository agent to ASAP's shareholders. Following disbursement of the ASAP shares, ASAP intends to make available information that will allow a broker to file a Form 15c2-11 to post a quotation and obtain a trading symbol for the shares of ASAP on the OTC BB. The ASAP shares distributed as part of the Distribution will be freely tradable, subject to certain restrictions applicable to insiders and affiliates, once the Form 10-SB has become effective and all comments of the SEC have been cleared.

     The distribution of the shares of ASAP's common stock will be taxable to the Company's shareholders.

Investment
----------

     The closing of the transactions contemplated by the SPA and the Investment will occur after the Distribution. Pursuant to the Investment, the Company will issue 7,104,160 shares of common stock to KI Equity for $415,000. The proceeds of the Investment will be used to satisfy liabilities that were assumed by ASAP as part of the Transfer and any other liabilities of the Company, with applied to all third party liabilities which existed at May 31, 2005 any remaining funds being transferred to ASAP, less $50,000 which the Company will hold in reserve for a period of six months following the closing of the SPA to satisfy any Indemnity Claims. The closing of the Investment is subject to a number of conditions, and there is no guarantee that the closing will occur.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     (2.1) Amended and Restated Securities Purchase Agreement,  dated August 25,
           2005

     (2.2) Transfer and Assumption Agreement dated as of May 31, 2005


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CYBER MERCHANTS EXCHANGE, INC.



Date: August 25, 2005                       By: /s/ Frank S. Yuan
                                                -------------------------------
                                                Frank S. Yuan, Chairman and CEO